Exhibit 99.1

Noodles & Company Announces Third Quarter 2014 Financial Results

BROOMFIELD, Colo., November 5, 2014 (Globe Newswire) - Noodles & Company (NASDAQ: NDLS) today announced financial results for its third quarter ended September 30, 2014.
Key highlights for the third quarter versus the same quarter a year ago include:

•	Total revenue increased 19.4% to $106.2 million from $88.9 million.

•	Comparable restaurant sales increased 1.6% for company-owned restaurants, 2.0% for franchise restaurants and 1.7% system-wide.

•
15 new restaurants opened system-wide in Q3, including 11 company-owned and four franchise restaurants, bringing the year-to-date openings to 45 new restaurants system-wide, including 36 company-owned and nine franchise restaurants.

•	On the first day of the third quarter we acquired 16 restaurants in the greater Indianapolis area from a franchise partner.

•	GAAP net income decreased to $2.9 million from $3.3 million.

•	Adjusted net income(1) decreased 8.8% to $3.0 million, from $3.3 million, and adjusted earnings per diluted share decreased slightly to $0.10 from $0.11.

•	Adjusted EBITDA(1) increased to $12.1 million from $11.3 million.
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(1) Adjusted net income and adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP net income to each of these measures is included in the accompanying financial data. See "Non-GAAP Financial Measures."

Kevin Reddy, Chairman and Chief Executive Officer of Noodles & Company, remarked, "The sequential improvement in our third quarter comparable sales results reinforces our belief that our team's efforts and our initiatives are resonating with guests. We are particularly excited about our catering program which is now rolled out system-wide and generating positive results as well as very favorable feedback from both guests and team members. We believe investments that we made during the third quarter in marketing and the promotion of our catering offering are having a positive impact and have us well positioned to build on this momentum through the balance of 2014 and into 2015."

Mr. Reddy continued, "We are also very pleased with the performance of our new restaurants and the strength of our new restaurant pipeline. During the third quarter, our non-comparable base restaurants' sales were their highest in almost two years, and we are very pleased with the success of our entries into the metropolitan areas of San Francisco, Boston and Philadelphia."

Third Quarter 2014 Financial Results

Total revenue increased $17.3 million in the third quarter of 2014, or 19.4%, to $106.2 million, compared with $88.9 million in the third quarter of 2013. This increase was the result of new restaurants opened system-wide since the beginning of the third quarter of 2013, the acquisition of 16 franchise restaurants in the Indianapolis area, and an increase in sales at our comparable base restaurants.

Fifteen new restaurants opened system-wide, including 11 company-owned and four franchise restaurants, bringing the total restaurant count to 425. With the 16 franchise locations acquired by the company in the third quarter, our total restaurant count is now at 370 company-owned and 55 franchise restaurants. In the third quarter of 2014, comparable restaurant sales increased 1.6% for company-owned restaurants, 2.0% for franchise restaurants and 1.7% system-wide.

Net income was $2.9 million in the third quarter of 2014, compared with net income of $3.3 million in the third quarter of 2013. Adjusted net income decreased to $3.0 million from $3.3 million in the third quarter of 2013.

Restaurant contribution margin decreased to 18.4% in the third quarter of 2014, compared with 20.7% in the third quarter of 2013. The decrease was primarily due to approximately $1.0 million in incremental costs supporting our marketing and catering initiatives, as well as an increase in food costs.

2014 & 2015 Outlook

Mr. Reddy remarked, "We continue to expand on our path to building 2,500 restaurants nationwide and anticipate unit growth of 12% to 14% during 2015. Based upon the strength of our current year openings, the increased rigor surrounding operations initiatives, and the additional resources directed towards our marketing efforts, I am confident that we will be returning to our top tier long-term growth expectations in 2015."

For 2014, management expects the following:

•	48 to 50 new company-owned restaurant openings;

•	10 to 12 new franchise restaurant openings;

•	Flat to +0.5% comparable restaurant sales growth;

•	Flat adjusted diluted earnings per share growth; and

•	An annual estimated tax rate of 40% to 41%.

For 2015, management expects the following:

•	12% to 14% unit growth;

•	2.5% to 4.0% comparable restaurant sales growth;

•	Restaurant level contribution margin of 19.0% to 19.5%; and

•	Adjusted diluted earnings per share growth of 20% to 25%.

Key Definitions:
Comparable Restaurant Sales represent year-over-year sales comparisons for restaurants open for at least 18 full periods.
Restaurant Contribution Margin represents restaurant revenue less restaurant operating costs which are costs of sales, labor, occupancy and other restaurant operating costs.
Adjusted EBITDA represents net income before interest expense, provision for income taxes, asset disposals, closure costs and restaurant impairments, depreciation and amortization, stock-based compensation, management fees and other one-time expenses. Adjusted EBITDA is presented because: (i) management believes it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) management uses it internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See "Non-GAAP Financial Measures" below.
Adjusted Net Income represents net income plus a net savings in interest expense as a result of the pay down of debt using proceeds from our IPO last year, IPO-related expenses and pre-IPO management fees, less incremental costs of being a public company and the tax effects of these adjustments. Adjusted net income is presented because management believes it helps convey supplemental information to investors regarding the Company's performance excluding the impact of the IPO and other special items that affect the comparability of results in past quarters and expected results in future quarters. See "Non-GAAP Financial Measures" below.
Conference Call
Noodles & Company will host a conference call to discuss the third quarter financial results on Wednesday, November 5, 2014 at 4:30 PM Eastern Time.
The conference call can be accessed live over the phone by dialing (877) 303-1298 or for international callers by dialing (253) 237-1032. A replay will be available after the call and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the passcode is 19423694. The replay will be available until Thursday, November 20, 2014. The conference call will also be webcast live from the Company's corporate website at investor.noodles.com, under the "Events & Presentations" page. An archive of the webcast will be available at this location shortly after the call has concluded until Thursday, November 20, 2014.
Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses the following non-GAAP financial measures: adjusted EBITDA, adjusted net income and adjusted EPS (collectively the "non-GAAP financial measures"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Adjusted net income is presented because management believes it helps convey supplemental information to investors regarding the Company's performance excluding the impact of our IPO and other special items that affect the comparability of results in past quarters to expected results in future quarters, such as the adjustment to eliminate the historical interest expense for all periods presented that were based upon actual outstanding balances before the application of the net proceeds from our IPO. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.
For more information on the non-GAAP financial measures, please see the "Reconciliation of Non-GAAP measurements to GAAP Results" tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
About Noodles & Company
Founded in 1995, Noodles & Company is a fast-casual restaurant chain that serves classic noodle and pasta dishes from around the world with 425 locations system-wide in 32 states and the District of Columbia as of September 30, 2014. Known as Your World Kitchen, Noodles & Company's globally inspired menu consists of more than 25 fresh, customizable noodle bowls, salads, soups and sandwiches that are prepared quickly using quality ingredients. From healthy to indulgent, spicy to comforting, the menu provides favorites for everyone from kids to adults. Popular dishes include the Med Salad with grilled chicken, spicy Indonesian Peanut Saute and creamy Wisconsin Mac & Cheese.

Forward-Looking Statements
This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words, and variations of words, such as "believe," "estimate," "anticipate," "expect," "intend," "may," "will," "would" and similar expressions are intended to identify our forward-looking statements. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding 2014 and 2015 guidance, comparable restaurant sales and operating margins, new restaurant development, expected public company expense, and our outlook, in particular, our target and adjusted net income, targeted restaurant openings and effective tax rate. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company's forward-looking statements. These risks and uncertainties include: our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our growth strategy; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; consumer confidence and spending patterns; the assumptions used in the adjustment of interest expense and the adjustments for certain incremental legal, accounting, insurance and other compliance costs used in the calculation of adjusted net income; changes in consumer tastes and the level of acceptance of the Company's restaurant concepts (including consumer acceptance of prices and the success of our catering offerings); consumer reactions to public health issues and perceptions of food safety; seasonal factors; and weather.  For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed on March 7, 2014. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Consolidated Statements of Income
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	September 30, 2014	October 1, 2013	September 30, 2014	October 1, 2013
Revenue:
Restaurant revenue	$105,143	$87,864	$291,789	$256,744
Franchising royalties and fees	1,073	1,072	3,406	2,711
Total revenue	106,216	88,936	295,195	259,455
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	28,359	23,127	78,533	67,524
Labor	31,884	26,345	88,410	77,464
Occupancy	11,004	8,870	31,114	25,824
Other restaurant operating costs	14,532	11,315	38,981	32,962
General and administrative (1)	7,545	6,939	22,806	27,808
Depreciation and amortization	6,454	5,238	17,969	15,074
Pre-opening	1,142	1,183	3,282	2,873
Asset disposals, closure costs and restaurant impairments	251	339	658	837
Total costs and expenses	101,171	83,356	281,753	250,366
Income from operations	5,045	5,580	13,442	9,089
Interest expense	112	132	168	2,199
Income before income taxes	4,933	5,448	13,274	6,890
Provision for income taxes	1,990	2,183	5,380	2,633
Net income	$2,943	$3,265	$7,894	$4,257
Earnings per share of Class A and Class B common stock, combined:
Basic	$0.10	$0.11	$0.27	$0.17
Diluted	$0.10	$0.11	$0.25	$0.16
Weighted average shares of Class A and Class B common stock outstanding, combined:
Basic	29,757,820	29,399,650	29,689,342	25,382,805
Diluted	30,893,904	31,063,213	31,042,443	26,528,004
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(1)
In the second quarter of 2013, we incurred $5.7 million of IPO-related expenses: $2.0 million of stock-based compensation related to accelerated vesting of outstanding stock options, $1.2 million of stock-based compensation related to stock options granted to our Chief Executive Officer and President and Chief Operating Officer (of which 50% vested at grant), $1.7 million of transaction bonuses and related payroll taxes and $0.8 million in transaction payments to our equity sponsors. Additionally, the first three quarters of 2013 included $500,000 of management fee expense in accordance with our management services agreement and through the Class C common stock dividend paid to the holder of the one share of our Class C common stock then outstanding. In connection with our IPO, the management services agreement expired and the one share of Class C common stock was redeemed.

Noodles & Company
Consolidated Statements of Income as a Percentage of Revenue
(in thousands, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	September 30, 2014	October 1, 2013	September 30, 2014	October 1, 2013
Revenue:
Restaurant revenue	99.0%	98.8%	98.8%	99.0%
Franchising royalties and fees	1.0	1.2	1.2	1.0
Total revenue	100.0	100.0	100.0	100.0
Costs and Expenses:
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below): (1)
Cost of sales	27.0	26.3	26.9	26.3
Labor	30.3	30.0	30.3	30.2
Occupancy	10.5	10.1	10.7	10.1
Other restaurant operating costs	13.8	12.9	13.4	12.8
General and administrative (2)	7.1	7.8	7.7	10.7
Depreciation and amortization	6.1	5.9	6.1	5.8
Pre-opening	1.1	1.3	1.1	1.1
Asset disposals, closure costs and restaurant impairments	0.2	0.4	0.2	0.3
Total costs and expenses	95.2	93.7	95.4	96.5
Income from operations	4.8	6.3	4.6	3.5
Interest expense	0.1	0.1	0.1	0.8
Income before income taxes	4.7	6.1	4.5	2.7
Provision for income taxes	1.9	2.5	1.8	1.0
Net income	2.8%	3.7%	2.7%	1.6%

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(1)	As a percentage of restaurant revenue.

(2)
In the second quarter of 2013, we incurred $5.7 million of IPO-related expenses: $2.0 million of stock-based compensation related to accelerated vesting of outstanding stock options, $1.2 million of stock-based compensation related to stock options granted to our Chief Executive Officer and President and Chief Operating Officer (of which 50% vested at grant), $1.7 million of transaction bonuses and related payroll taxes and $0.8 million in transaction payments to our equity sponsors. Additionally, the first three quarters of 2013 included $500,000 of management fee expense in accordance with our management services agreement and through the Class C common stock dividend paid to the holder of the one share of our Class C common stock then outstanding. In connection with our IPO, the management services agreement expired and the one share of Class C common stock was redeemed.

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity and comparable restaurant sales, unaudited)

	As of
	September 30, 2014	December 31, 2013
Balance Sheet Data
Total current assets	$22,002	$18,333
Total assets	227,518	187,802
Total current liabilities	31,999	24,165
Total long-term debt	21,500	6,312
Total liabilities	91,863	63,329
Total stockholders' equity	135,655	124,473

	Fiscal Quarter Ended
	October 1, 2014	July 1, 2014	April 1, 2014	December 31, 2013	October 1, 2013
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	370	343	331	318	310
Franchise restaurants at end of period	55	67	63	62	58
Revenue Data:
Company-owned average unit volumes	$1,152	$1,156	$1,163	$1,179	$1,181
Franchise average unit volumes	$1,130	$1,127	$1,126	$1,133	$1,132
Company-owned comparable restaurant sales	1.6%	(0.6)%	(1.4)%	4.3%	2.4%
Franchise comparable restaurant sales	2.0%	(1.2)%	(3.3)%	1.5%	0.5%
System-wide comparable restaurant sales	1.7%	(0.7)%	(1.6)%	3.9%	2.1%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	September 30, 2014	October 1, 2013	September 30, 2014	October 1, 2013
	(in thousands, unaudited)
Net income	$2,943	$3,265	$7,894	$4,257
Depreciation and amortization	6,454	5,238	17,969	15,074
Interest expense	112	132	168	2,199
Provision for income taxes	1,990	2,183	5,380	2,633
EBITDA	$11,499	$10,818	$31,411	$24,163
Asset disposals, closure costs and restaurant impairment	251	339	658	837
Management fees (a)	—	—	—	500
Stock-based compensation expense	357	131	1,028	873
IPO-related expenses (b)	—	—	—	5,667
Adjusted EBITDA	$12,107	$11,288	$33,097	$32,040
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EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors' understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the additions and eliminations described in the table below.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

(a)
The first three quarters of 2013 included $500,000 of management fee expense in accordance with our management services agreement and through the Class C common stock dividend paid to the holder of the one share of our Class C common stock then outstanding. In connection with our IPO, the management services agreement expired and the one share of Class C common stock was redeemed.

(b)
Reflects certain expenses incurred in conjunction with the closing of our IPO. This amount includes $2.0 million of stock-based compensation related to accelerated vesting of outstanding stock options, $1.2 million of stock-based compensation related to stock options granted to our Chief Executive Officer and President and Chief Operations Officer (of which 50% vested at grant), $1.7 million of transaction bonuses and related payroll taxes and $0.8 million in transaction payments to our equity sponsors.

Noodles & Company
Reconciliation of Net Income to Adjusted Net Income
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	September 30, 2014	October 1, 2013	September 30, 2014	October 1, 2013
	(in thousands, unaudited)
Net income	$2,943	$3,265	$7,894	$4,257
Interest expense (a)	—	—	—	2,067
Adjusted interest expense using reduced debt balances (b)	—	—	—	(301)
Pre-IPO management fees (c)	—	—	—	500
IPO-related expenses (d)	—	—	—	5,667
Estimated incremental public costs (e)	—	—	—	(714)
Transaction costs (f)	58	—	58	—
Stock-based compensation expense (g)	—	—	147	—
Tax effect of adjustments (h)	(24)	—	(83)	(2,830)
Adjusted net income	$2,977	$3,265	$8,016	$8,646

Adjusted earnings per Class A and Class B common stock, combined (i)
Basic	$0.10	$0.11	$0.27	$0.29
Diluted	$0.10	$0.11	$0.26	$0.28
Pro forma weighted average Class A and Class B common stock outstanding, combined (i)
Basic	29,757,820	29,399,650	29,689,342	29,399,698
Diluted	30,893,904	31,063,213	31,042,443	30,544,897
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Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as net income plus a net savings in interest expense as a result of the pay down of debt using proceeds from our IPO, plus IPO-related expenses and pre-IPO management fees, less estimated incremental costs of being a public company and the tax effects of these adjustments. Adjusted net income is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of the IPO and other special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

(a) Reflects the adjustment to eliminate the historical interest expense for all periods presented that were based upon actual outstanding loan balances before the application of the net proceeds from our IPO.
(b) Reflects interest expense assuming no term loan balance and daily balances outstanding on our revolving line of credit adjusted for the repayment of the revolving line of credit down to $0.2 million. This balance reflects $100.2 million repayment of both term and revolving debt from the net proceeds of our IPO. The interest adjustment is based on the following assumptions:
(1) Unused facility fees based on the daily revolving line of credit balances; and
(2) Lower annual amortization of deferred loan costs due to the repayment of the term loan.
(c) Reflects the elimination of the management fees and Class C common stock dividend paid to our sponsors for the periods presented.
(d) Reflects certain expenses incurred in conjunction with the closing of our IPO. The adjustment includes $2.0 million of stock-based compensation related to accelerated vesting of outstanding stock options, $1.2 million of stock-based compensation related to stock options granted to our Chief Executive Officer and President and Chief Operating Officer (of which 50% vested at grant), $1.7 million of transaction bonuses and related payroll taxes and $0.8 million in transaction payments to our equity sponsors.
(e) Reflects an adjustment of recurring incremental legal, accounting, insurance and other compliance costs we expect to incur as a public company. By its nature, this adjustment involves risks and uncertainties, and the actual costs incurred could be different than this adjustment.

(f)	Transaction-related expenses relate to costs incurred with the purchase of 16 franchise locations.
(g) Reflects the annual vesting of the options granted to the Chief Executive Officer and President and Chief Operating Officer prior to our IPO.
(h) Reflects the tax expense associated with the adjustments in (a) through (f) above at the normalized tax rate of 40.6% and 39.2% for 2014 and 2013, respectively, which reflects our estimated long-term effective tax rate.
(i) Reflects weighted average shares outstanding as if all shares sold in our IPO were outstanding as of the first day of our fiscal year. Adjusted per share amounts are calculated by dividing adjusted net income by the adjusted basic and diluted weighted average shares outstanding.